PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Thirteen Series of Limited Recourse Obligations

Totaling $2,718,580

Dated: March 18, 2019

This Post-Qualification Offering Circular Amendment No. 41 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $2,718,580 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225. Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$118,950	N/A	$118,950	N/A
Total Maximum	$2,718,580	N/A	$2,718,580	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.
2.	Post-Qualification Amendment No. 6 to the Offering Circular.
3.	Semi Annual Report on Form 1-SA

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA for which we are offering thirteen separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
422 Raynor Drive, Fayetteville, NC, 28311	$118,950
2222 Hill Street Nw, Atlanta, GA, 30318	119,170
3615 Lake Shore Drive, Apopka, FL, 32703	126,700
7331 South Dorchester Avenue, Chicago, IL, 60619	132,740
1408 West 42nd Street, Norfolk, VA, 23508	133,180
636 19th Avenue South, Birmingham, AL, 35205	150,090
425 East Lanvale Street, Baltimore, MD, 21202	170,340
117 Northeast Ash Avenue, College Place, WA, 99324	180,220
955 Montague Road, Columbia, SC, 29209	209,880
976 Blackberry Circle, Charlotte, NC, 28209	237,760
9 Rohde Avenue, St. Augustine, FL, 32084	342,640
436 Andover Street, Lowell, MA, 01852	382,450
1609 F Street Northeast, Washington, DC, 20002	414,460
Total	$2,718,580

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-381.

PROJECT SUMMARIES FOR PQA NO. 41

PROJECT SUMMARY | 422 RAYNOR DRIVE, FAYETTEVILLE, NC 28311

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10.2%	12 months	69.97%	$118,950	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$118,950	Monthly payment - interest returned monthly, principal due at maturity.

BORROWER

SDP Enterprise LLC
Michael Guy Speer - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$170,000
$19,225
Total Project Costs
$150,775
GROUNDFLOOR
$118,950
$31,825
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$140,000	Loan To ARV	70.0%
Purchase Date	01/24/2019	Loan To Total Project Cost	77.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 4 4
Skin-in-the-Game 4 10
Location 4 8
Borrower Experience 4 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$170,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 422 RAYNOR DRIVE, FAYETTEVILLE, NC 28311

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 24, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SDP ENTERPRISE LLC

DATE OF FORMATION ★
03/25/2015

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt
$160K	$0
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue
0	$0
Gross Margin %	
N/A	

PRINCIPAL
Michael Guy Speer

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
1	1
On Time Repayment	
100%	

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue
3	$120K
Average Project Time	**Average Total Project Costs**
6 months	$80.4K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2222 HILL STREET NW, ATLANTA, GA 30318

C



BORROWER

citihabitats LLC
Samuel Oyeniyi - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	59.59%	$119,170	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$119,170	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$200,000
$26,499
Total Project Costs
$173,501
GROUNDFLOOR
$119,170
$54,331
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$68,000	Loan To ARV	59.6%
Purchase Date	12/06/2018	Loan To Total Project Cost	67.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 5 10
Quality of Valuation Report 4 4
Skin-in-the-Game 6 10
Location 4 8
Borrower Experience 1 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$200,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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ALMOND PARK
Center Hill Park
Atlanta Police Department
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Address: 2222 HILL STREET NW, ATLANTA, GA 30318

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on February 20, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any projects since inception. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- The property was purchased for $68,000 and the Borrower has since completed $29,850 worth of renovations out of the Borrower's own funds.The Borrower intends to use $43,519 of the proceeds from our loan to offset the entire purchase price of the property and the cost of renovations to date. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $54,331 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

CITIHABITATS LLC

DATE OF FORMATION ★
01/18/2019

FINANCIAL DATA
Reporting date: 12/31/18

PROJECTS / REVENUE
Reporting period: 2018

Value of Properties	Total Debt	Completed Projects	Revenue
$68K	$0	0	$0

Unsold Inventory	Aged Inventory	Gross Margin %
0	0	N/A

PRINCIPAL
Samuel Oyeniyi

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Loans Funded	Loans Repaid	Completed Projects Per Year	Average Project Revenue
0	0	0	$0

On Time Repayment	Average Project Time	Average Total Project Costs
N/A	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3615 LAKE SHORE DRIVE, APOPKA, FL 32703

D



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
13%	12 months	64.97%	$126,700	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$126,700	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Capital Curve, Inc.
Eric Cantrell - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$195,000
$38,607
Total Project Costs
$156,393
GROUNDFLOOR
$126,700
$29,693
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$150,500	Loan To ARV	65.0%
Purchase Date	02/21/2019	Loan To Total Project Cost	78.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$195,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Barrington At Mirror Lake by Cortland
Mirror Lake
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Address: 3615 LAKE SHORE DRIVE, APOPKA, FL 32703

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on February 21, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

CAPITAL CURVE, INC.

DATE OF FORMATION ★

04/11/2014

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Eric Cantrell

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
12	$225K	3 months	$170K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7331 SOUTH DORCHESTER AVENUE, CHICAGO, IL 60619

B



BORROWER

1516 East 69th Place Industries, LLC
Jeffrey Lang Jr - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8.3%	12 months	47.41%	$132,740	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$132,740	Monthly payment - interest returned monthly, principal due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$280,000
$116,726
Total Project Costs
$163,274
GROUNDFLOOR
$132,740
$30,534
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$33,500	Loan To ARV	47.4%
Purchase Date	11/05/2018	Loan To Total Project Cost	80.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
6
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$280,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Address: 7331 SOUTH DORCHESTER AVENUE, CHICAGO, IL 60619

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on February 19, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

1516 EAST 69TH PLACE INDUSTRIES, LLC

DATE OF FORMATION ★
08/08/2018

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$178.5K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Jeffrey Lang Jr

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
23	$115K	3 months	$72K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1408 WEST 42ND STREET, NORFOLK, VA 23508

B



Rate	Projected Term	Loan To Value	Loan Amount	Investors
8.3%	12 months	62.1%	$133,180	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$133,180	Monthly payment - interest returned monthly, principal due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Gida Homes LLC
Edward Mensah - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$205,000
$14,000
Total Project Costs
$191,000
GROUNDFLOOR
$133,180
$57,820
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$191,000	Loan To ARV	65.0%
Purchase Date	06/15/2000	Loan To Total Project Cost	69.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	10	10
Quality of Valuation Report	4	4
Skin-in-the-Game	7	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$205,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Old Dominion University
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Address: 1408 WEST 42ND STREET, NORFOLK, VA 23508

The Borrower intends to use the loan proceeds to payoff an existing loan and complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on February 6, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any projects since inception. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Borrower is using $60,235 of the loan proceeds to pay off an existing loan that was used to acquire and begin renovation of the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards completing the renovation of the property, much like an acquisition and renovation loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GIDA HOMES LLC

DATE OF FORMATION ★
01/11/2019

FINANCIAL DATA — Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$246K	$0	0	0

PROJECTS / REVENUE — Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Edward Mensah

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$305K	7 months	$225K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 636 19TH AVENUE SOUTH, BIRMINGHAM, AL 35205 B Rate Projected Term Loan to ARV Loan Amount Investors 9% 12 months 51.76% $150,090 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $150,090 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Drum Management LLC Robert Drum Jr - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $290,000 $129,965 Total Project Costs $160,035 GROUNDFLOOR $150,090 $9,945 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $85,000 Loan To ARV 51.8% Purchase Date 02/19/2019 Loan To Total Project Cost 90.4% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 6 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $290,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 639 19TH AVENUE SOUTH, BIRMINGHAM, AL 35205 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to begin renovation of this property on February 19, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower’s 2018 revenue was derived from rental properties because the Borrower’s primary focus in 2018 was buy and hold. The Number of Completed Projects reflects the number of rental units owned. The Gross Margin reflects the earnings after the expenses of the rental business, such as mortgage interest, property taxes, and maintenance, have been deducted from gross revenue. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. DRUM MANAGEMNET LLC DATE OF FORMATION* 12/28/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $143K $6K 5 $47K Unsold Inventory Aged Inventory Gross Margin % 0 0 42.55% PRINCIPAL Robert Drum Jr FOCUS Buy & Hold GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 1 0 4 $69.6K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $40.7K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-387

PROJECT SUMMARY | 425 EAST LANVALE STREET, BALTIMORE, MD 21202

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
9%	12 months	63.09%	$170,340	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$170,340	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

The MSJ Group LLC
Muhammed Abdul Jacobs - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$270,000
$64,727
Total Project Costs
$205,273
GROUNDFLOOR
$170,340
$34,933
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$120,000	Loan To ARV	63.1%
Purchase Date	02/14/2019	Loan To Total Project Cost	80.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$270,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



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Green Mount Cemetery
Google
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Address: 425 EAST LANVALE STREET, BALTIMORE, MD 21202

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on February 14, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

THE MSJ GROUP LLC

DATE OF FORMATION ★
07/11/2014

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt
$0	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue
0	$0

Gross Margin %
N/A

PRINCIPAL
Muhammed Abdul Jacobs

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue
4	$144K

Average Project Time	Average Total Project Costs
6 months	$115K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 117 NORTHEAST ASH AVENUE, COLLEGE PLACE, WA 99324

B



BORROWER

Eleleth 10 LLC
Stephen Moore - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8.3%	12 months	68.01%	$180,220	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$180,220	Monthly payment - interest returned monthly, principal due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$265,000
$18,192
Total Project Costs
$246,808
GROUNDFLOOR
$180,220
$66,588
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$205,000	Loan To ARV	68.0%
Purchase Date	05/24/2018	Loan To Total Project Cost	72.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	5	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$265,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 117 NORTHEAST ASH AVENUE, COLLEGE PLACE, WA 99324

The Borrower intends to use the loan proceeds to payoff an existing loan and complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on February 22, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any projects since inception. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Borrower is using $124,000 of the loan proceeds to pay off an existing loan that was used to acquire and begin renovation of the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards completing the renovation of the property, much like an acquisition and renovation loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ELELETH 10 LLC

DATE OF FORMATION ★
12/06/2018

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$190K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Stephen Moore

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$163K	4 months	$96.3K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 955 MONTAGUE ROAD , COLUMBIA, SC 29209

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10.2%	12 months	69.96%	$209,880	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$209,880	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Trower Enterprises LLC
Felicia Trower - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$300,000
$22,225
Total Project Costs
$277,775
GROUNDFLOOR
$209,880
$67,895
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$225,000	Loan To ARV	70.0%
Purchase Date	01/30/2019	Loan To Total Project Cost	74.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$300,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION

Address: 955 MONTAGUE ROAD , COLUMBIA, SC 29209

The Borrower intends to use the loan proceeds to payoff an existing loan and complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on February 25, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Borrower is using $110,197 of the loan proceeds to pay off an existing loan that was used to acquire and begin renovation of the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards completing the renovation of the property, much like an acquisition and renovation loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

TROWER ENTERPRISES LLC

DATE OF FORMATION ★
12/11/2014

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$225K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Felicia Trower

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$216.4K	12 months	$178.6K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 976 BLACKBERRY CIRCLE, CHARLOTTE, NC 28209

D



BORROWER

Zykinvest, Inc.
Christoph Dlugaiczyk - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
12.2%	12 months	70.97%	$237,760	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$237,760	Monthly payment - interest returned monthly, principal due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$335,000
$40,000
Total Project Costs
$295,000
GROUNDFLOOR
$237,760
$57,240
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$295,000	Loan To ARV	71.0%
Purchase Date	02/21/2019	Loan To Total Project Cost	79.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$335,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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ASHBROOK
CLAWSON
VILLAGE
Wildwood
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Address: 976 BLACKBERRY CIRCLE, CHARLOTTE, NC 28209

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on February 21, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ZYKINVEST, INC.

DATE OF FORMATION ★
11/14/2018

FINANCIAL DATA — Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE — Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Christoph Dlugaiczyk

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 9 ROHDE AVENUE, ST. AUGUSTINE, FL 32084

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8.8%	12 months	55.44%	$342,640	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$342,640	Monthly payment - interest returned monthly, principal due at maturity.

BORROWER

Peachtree Development Of Atlanta LLC
John Largent - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$618,000
$219,620
Total Project Costs
$398,380
GROUNDFLOOR
$342,640
$55,740
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$201,000	Loan To ARV	55.4%
Purchase Date	01/18/2019	Loan To Total Project Cost	84.5%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$618,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION

Address: 9 ROHDE AVENUE, ST. AUGUSTINE, FL 32084

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 18, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PEACHTREE DEVELOPMENT OF ATLANTA LLC

DATE OF FORMATION ★
11/01/2016

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$272K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
1	$440K	27.27%

PRINCIPAL
John Largent

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
7	$210.8K	4 months	$164.8K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 436 ANDOVER STREET, LOWELL, MA 01852

C



BORROWER

KSM Construction LLC
Khaled Abdel- Fattah - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10.2%	12 months	61.79%	$382,450	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$382,450	Monthly payment - interest returned monthly, principal due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$619,000
$168,300
Total Project Costs
$450,700
GROUNDFLOOR
$382,450
$68,250
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$399,500	Loan To ARV	61.8%
Purchase Date	02/15/2019	Loan To Total Project Cost	83.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$619,000

Certified Independent Appraisal

Broker's Price Opinion

Borrower Provided Appraisal

Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 436 ANDOVER STREET, LOWELL, MA 01852

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on February 15, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

KSM CONSTRUCTION LLC

DATE OF FORMATION ★

12/06/2018

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Khaled Abdel- Fattah

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$295K	6 months	$218K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1609 F STREET NORTHEAST, WASHINGTON, DC 20002 B Rate Projected Term Loan to ARV Loan Amount Investors 8.8% 12 months 48.76% $414,460 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $414,460 Monthly payment – interest returned on monthly, principal due at maturity. BORROWER BVC Union, LLC Anika D. Vaughn-Cooke - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $850,000 $13,690 Total Project Costs $836,310 GROUNDFLOOR $414,460 $421,850 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $512,000 Loan To ARV 48.8% Purchase Date 05/04/1992 Loan To Total Project Cost 49.6% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 6 10 Quality of Valuation Report 4 4 Skin-in-the-Game 10 10 Location 5 8 Borrower Experience 1 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $850,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1609 F STREET NORTHEAST, WASHINGTON, DC 20002 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to begin renovation of this property on January 23, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Principal has not undertaken any project in the past. As such, the Principal’s experience, average revenue, costs, and margins cannot be calculated. The Borrower has not completed any projects since inception. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. The Borrower was purchased for $512,850. The Borrower intends to use $91,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a “Skin-in-the-Game” score for the remaining $421,850 that is tied up in the project after completion of our loan. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 41 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BVC UNION, LLC DATE OF FORMATION* 02/26/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin % 0 0 N/A PRINCIPAL Anika D. Vaughn-Cooke FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 0 $0 On Time Repayment Average Project Time Average Total Project Costs N/A 0 months $0 THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-394

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10753	3.2	November 1, 2018

3.3	Preferred Stock Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	October 22, 2018

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.11	January 22, 2018

6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.12	January 22, 2018

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10753	11.1	March 22, 2018

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 18, 2019.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2019
Brian Dally
/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 18, 2019
Nick Bhargava

*	Director	March 18, 2019
Sergei Kouzmine

*	Director	March 18, 2019
Bruce Boehm

*	Director	March 18, 2019
Michael Olander Jr.

*	Director	March 18, 2019
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact